UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/23/2006

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16611

Delaware	04-2958132
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

935 First Avenue

King of Prussia, PA 19406

(Address of principal executive offices, including zip code)

610-491-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 23, 2006, GSI Commerce, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Michael G. Rubin, the Company’s Chairman and Chief Executive Officer. The Agreement is effective as of July 1, 2006 and will continue for an initial term of one and one-half years until December 31, 2007, and will automatically renew for subsequent 1 year periods thereafter until a notice of nonrenewal is delivered by the Company or Mr. Rubin.

Pursuant to the Agreement, Mr. Rubin will receive an annual base salary of $474,000 per year and an annual stock award granted under the GSI Commerce Inc. 2005 Equity Incentive Plan (the “Plan”) of restricted stock units with an aggregate fair market value of at least $675,000 as of the date of their grant. The annual stock award will vest as to 25% of the total number of restricted stock units on each of the first four anniversaries of the date of grant. Such vesting will be subject to Mr. Rubin’s “Continuous Service” (as defined in the Plan) to the Company and to acceleration in certain circumstances following a change in control.

Mr. Rubin will also be entitled to receive an award of performance restricted stock units (a “PRSU Award”) to be granted on or before March 31 of each year, or in the case of the period from July 1, 2006 to December 31, 2006 (the “First Year”), by August 31, 2006 (each such date, a “Grant Date”). The number of performance units to be issued pursuant to a PRSU Award is based on the Company achieving certain targets (the “Targets”) during a certain period (the “Performance Period”), each as established by the Compensation Committee of the Board of Directors. Depending on the level of the Targets that is achieved during the Performance Period, Mr. Rubin will be entitled to the issuance of performance units having a fair market value, as of the Grant Date, of between $700,000 and $2,100,000. However, in the case of the First Year’s PRSU Award, Mr. Rubin will be entitled to the issuance of performance units with a fair market value, as of the Grant Date, that is one-half of the value to which he would have been entitled in any year other than the First Year. If the Company fails to achieve the 90% level of the Targets, Mr. Rubin will not be entitled to the issuance of any performance units. Once issued, the performance units will be subject to additional time based vesting restrictions, with 50% of the performance units vesting on the first anniversary of their issuance and the remaining performance units vesting on the second anniversary of their issuance.

Mr. Rubin will also continue to be entitled to participate in the Company’s stock purchase, profit sharing, savings, health insurance, life insurance, group insurance, disability insurance, pension, retirement and other benefit plans or programs on the same terms and to the same extent as the other senior executives of the Company.

If Mr. Rubin is terminated by the Company without “Cause”, resigns for “Good Reason” or is terminated or resigns in certain circumstances following a “Change of Control” (each as defined in the Agreement) or the Company delivers a notice of nonrenewal, Mr. Rubin will be paid $2,525,000 over a period of 24 months following the date of termination or resignation. Upon such termination or resignation in certain circumstances following a “Change of Control”, the vesting of all issued performance units shall accelerate. Upon such a termination or resignation, all unvested performance units shall immediately terminate and Mr. Rubin will not be entitled to the issuance of any performance units under the PRSU Award that relates to the Performance Period in which Mr. Rubin’s termination or resignation occurred. Mr. Rubin will also be entitled to continuation of his medical benefits for a period of 24 months following the date of termination or resignation, or until he obtains substantially comparable medical coverage, whichever is shorter (“Medical Benefits Period”).

Mr. Rubin has also been granted a right to resign for any reason after a period of 183 days following a Change in Control, upon 30 days prior written notice to the Company. If Mr. Rubin exercises this right, he is entitled to continuation of his medical benefits for the Medical Benefits Period. Additionally, the vesting of all issued performance units shall accelerate. However, Mr. Rubin will not be entitled to the issuance of any performance units under the PRSU Award that relates to the Performance Period in which Mr. Rubin’s resignation occurred.

The Agreements also provide for non-competition and non-solicitation covenants applicable following the termination of Mr. Rubin’s employment for a period of two years, or if longer, for the period during which the Company is paying the severance benefits set forth above. The Agreement also provides for confidentiality, non-disparagement and invention assignment covenants, subject to certain limitations.

The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

PRSU Agreement Summary:

On August 23, 2006, pursuant to Mr. Rubin’s employment agreement described above, GSI Commerce, Inc. (the “Company”) granted an equity compensation award under the Plan to Michael G. Rubin, Chairman and Chief Executive Officer, in the amount of 59,373 performance units (the “Target Units”). The number of performance units to be issued is based on the Company achieving the 100% EBITDA target over the period commencing on July 31, 2006 and ending on December 31, 2006 (the “Performance Period”). If the Company achieves the 110% EBITDA target or higher for the Performance Period, Mr. Rubin will receive one and one-half times (1.5x) the Target Units. If the Company fails to achieve the 90% EBITDA target for the Performance Period, Mr. Rubin will receive no Target Units. If the Company’s EBITDA performance falls between the 90% and 110% EBITDA targets for the Performance Period, Mr. Rubin will receive a number of Target Units determined according to linear interpolation. The performance units vest in the following increments, or earlier upon certain events: 50% on the first anniversary of their issuance and 50% on the second anniversary of their issuance. Vested performance units result in the delivery to Mr. Rubin of one share of common stock per vested performance unit.

The foregoing summary is qualified in its entirety by reference to the complete text of the equity award agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

Date: August 28, 2006	By:	/s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement

EX-10.2	Michael Rubin’s Form of PRSU Agreement